                               AMENDMENT NO. 3 TO
                          NN, INC. STOCK INCENTIVE PLAN

         As adopted by the Board of Directors on March 6, 2003, and subject to approval by the stockholders of the Company as required in Section 23 of the
Stock Incentive Plan, the NN, Inc. Stock Incentive Plan is hereby amended as follows:

         Article 1 of the Plan is amended and restated in its entirety as follows:

"1.      PURPOSE

         The NN, Inc. Stock Incentive Plan (the "Plan") is designed to enable directors, officers and key employees of NN, Inc. (the "Company") to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the
         Plan is intended as a means of attracting and retaining directors, officers and key employees of outstanding ability and or increasing the identity of interests between them and the Company's shareholders, by providing an incentive to perform in a superior manner and rewarding such performance. Because the individuals eligible to receive Awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company, the directors believe that the grant of Awards will advance the interests of the
         Company and the shareholders."

         Article 5(c) of the Plan is amended and restated in its entirety as follows:

          "(c) The powers of the Committee shall include plenary authority to interpret the Plan. Subject to the provisions of the Plan, the
               Committee shall have the authority, in its sole discretion, from time to time: (1) to select the directors, officers and key employees to whom Awards shall be granted; (2) to determine the date on which each Award shall be granted; (3) to prescribe the number of Shares subject to each Award; (4) to determine the type of each Award; (5) to determine the term of each Award; (6) to determine the periods during which Awards may be exercised and the restrictions and limitations upon exercise of Awards or the receipt of Shares, other property or cash thereunder; (7) to prescribe any performance criteria pursuant to which Awards may be granted or may become exercisable or payable; (8) to prescribe any limitations, restrictions or conditions on any Award; (9) to prescribe the provisions of each Agreement, which shall not be inconsistent with the terms of the Plan; (10) to adopt, amend and rescind rules and regulations relating to the Plan; and (11) to make all other determinations and take all other

               actions that are
               necessary or advisable for the implementation and administration of the Plan."

         Article 6(a) of the Plan is amended and restated in its entirety as follows:

         "(a)     Awards may be granted under the Plan to directors, officers and key employees of the Company or any Subsidiary. All
                  determinations by the Committee as to the individuals to whom
                  Awards shall be granted hereunder shall be conclusive."

         Article 6(b) of the Plan is deleted in its entirety.

         Except as expressly amended by the Board of Directors, subject to approval by the stockholders, the NN, Inc. Stock Incentive Plan is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, NN, Inc., acting by and through its officer hereunto duly authorized has executed this Amendment as of the 6th day of March,
2003.

                                           NN, Inc.

                                           By:  /s/ William C. Kelly, Jr.
                                              -----------------------------
                                           Name:     William C. Kelly, Jr.
                                           Title:    Secretary/Treasurer
                                                     Chief Administrative Officer